Exhibit 99.1
Harris Corporation Completes Acquisition of Carefx Corporation
Highlights:
•	Acquisition expands Harris’ presence in government healthcare and provides entry into commercial market
•	Carefx solution suite used by more than 800 hospitals, healthcare systems and health information exchanges across North America, Europe and Asia
•	Fusionfx™ platform gives caregivers a unified view of patient data — reducing errors and increasing productivity
MELBOURNE, FL/SCOTTSDALE, AZ, April 4, 2011 — Harris Corporation (NYSE:HRS), an international communications and information technology company, has completed its previously announced acquisition of Carefx Corporation, a leading provider of interoperability workflow solutions for government and commercial healthcare providers. Privately held Carefx was purchased for $155 million in cash, subject to post-closing adjustments.
Carefx Chairman and CEO Andrew Hurd will continue to lead the business, which will become part of the company’s Healthcare Solutions business. The acquisition leverages the outstanding healthcare interoperability workflow products offered by Carefx and the broad scale of enterprise intelligence solutions and services provided by Harris.
The Carefx Fusionfx platform incorporates the latest standards-based technologies and industry best practices to streamline retrieval, access and use of patient information. Fusionfx aggregates patient information across existing systems and delivers it in a single, clear, clinically relevant view to physicians at the point of care.
The Fusionfx platform is used in more than 800 hospitals, healthcare systems and health information exchanges across North America, Europe and Asia. Carefx customers include the Boston Medical Center, Emory University Hospital, Northwestern Medical Hospital, the Louisiana Rural Health Information Exchange, Johns Hopkins Health System and Cambridge University Hospitals.
“The Fusionfx solution is the industry standard in providing interoperability between disparate hospital systems, giving clinicians the information they need when they need it,” said Jim Traficant, vice president and general manager, Harris Healthcare Solutions. “This acquisition marks an unprecedented opportunity to establish Harris and Carefx as the global leader of interoperability solutions.”
Harris provides a range of healthcare enterprise intelligence solutions and services for commercial and government customers, including interoperability, imaging, managed services infrastructure, systems and cyber integration, and informatics. Harris products, systems, and services improve health outcomes by ensuring that the right information is delivered with security and privacy to the right person, on the right device, at the point of care.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has approximately $6 billion of annual revenue and more than 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.
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Contact Information:
Marc Raimondi
Harris Corporation — Washington, DC
marc.raimondi@harris.com
202-729-3732
Jim Burke
Harris Corporation
jim.burke@harris.com
321-727-9131
Amy Ferretti
Carefx
aferretti@carefx.com
480-833-5010 x446

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Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to statements about the expected value and anticipated benefits of the transaction to Harris and statements regarding outlook. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.